Exhibit 99.1

QUALITY DISTRIBUTION, INC. PREVIEWS FOURTH QUARTER AND YEAR-END

2007 RESULTS

TAMPA, FL – February 12, 2008 – Quality Distribution, Inc. (Nasdaq: QLTY) (the “Company”) today announced preliminary unaudited revenue and earnings results for the fourth quarter and full year 2007.

The Company estimates revenue (excluding fuel surcharge) for the fourth quarter of 2007 will be approximately $159.0 million as compared to $152.4 million for the fourth quarter of 2006. The Company expects to record a pre-tax loss for the fourth quarter 2007 of approximately $15.5 million as compared to pre-tax income of $1.2 million for the same period last year. Applying a normalized tax rate of 39% to the expected pre-tax loss results in a fully diluted loss per share for the fourth quarter 2007 of ($0.49) as compared to fully diluted earnings per share of $0.04 for the fourth quarter of 2006 (1). The estimated results for the fourth quarter 2007 include 2 weeks of results from our recent acquisition of Boasso, which closed on December 18, 2007.

Selected Financial Data

$ millions (unaudited)

	Q4 2007		Q4 2006		Variance
	Pre-Tax	Tax Effected EPS (1)	Pre-Tax	Tax Effected EPS (1)	Pre-Tax	Tax Effected EPS (1)
Income — as reported	(15.5)	$(0.49)	1.2	$0.04	(16.7)	$(0.53)

Adjustments for significant items	8.4	$0.26	(4.7)	$(0.15)	13.1	$0.41

Adjusted Income	(7.1)	$(0.22)	(3.5)	$(0.11)	(3.6)	$(0.12)

In addition to a weakening economic environment, the Company’s fourth quarter of 2007 was negatively impacted by several factors: the recent refinancing of our senior credit facility resulted in a $1.2 million non cash charge to write off the remaining deferred financing costs related to the Company’s previous senior credit facility, a $1.6 million charge related to unconsummated acquisition and re-financing activities during the year, a $0.8 million charge for bridge commitment fees related to the Boasso acquisition, and $4.8 million of incremental charges related to the adverse development of several large casualty claims that were settled at the end of the fourth quarter. The total pre-tax impact of these charges on the fourth quarter was approximately $8.4 million. Conversely, in the fourth quarter of last year, several unusual events had a net positive impact of $4.7 million on pre-tax income including: a gain from the sale of real estate of approximately $4.3 million, a credit to insurance expense of $0.7 million related to the recovery of monies from an early 1990s claim, and better than normalized insurance claims experience of $0.7 million which were offset by a $1.0 million charge for the write off of costs related to a planned secondary offering. After the adjustments mentioned above, there was a net decrease in the pre-tax income in our core businesses of $3.6 million (or ($0.12) tax effected EPS) in the fourth quarter of this year as compared to the fourth quarter of last year. The primary factors attributable to the reduction in quarterly year over year profitability were increased depreciation and lease costs related to updating our fleet over the past two years, loss on sale and/or impairment of obsolete revenue equipment and reduced margins due to affiliate conversions which take twelve to eighteen months to stabilize.

The Company estimates revenue (excluding fuel surcharge) for the twelve months ended December 31, 2007 will be approximately $656.0 million; as compared to $643.9 million in 2006. The Company expects a pre-tax loss in 2007 of approximately $9.7 million as compared to pre-tax income of $18.2 million for the full year 2006. As described in the previous paragraph, a number of adjustments are required to normalize the impact of certain insurance, credit refinancing and asset sales transactions that impacted both 2007 and 2006. After giving consideration to these adjustments to both years, there was a net decrease in the pre tax income of our core businesses of $10.6 for 2007 as compared to 2006. On a full year basis, an overall improvement in our terminal operations was offset by depreciation and lease costs related to updating our fleet over the past two years, losses on the sale of revenue producing equipment and the reduced margins on some of the underperforming affiliate terminals we converted.

Selected Financial Data

$ millions (unaudited)

	12 Months 2007		12 Months 2006		Variance
	Pre-Tax	Tax Effected EPS (1)	Pre-Tax	Tax Effected EPS (1)	Pre-Tax	Tax Effected EPS (1)
Income — as reported	(9.7)	$(0.31)	18.2	$0.57	(27.9)	$(0.87)

Adjustments for significant items	7.8	$0.25	(9.4)	$(0.29)	17.3	$0.54

Adjusted Income	(1.9)	$(0.06)	8.8	$0.27	(10.6)	$(0.33)

Gary Enzor, President and Chief Executive Officer commented, “2007 and the fourth quarter in particular were disappointing from an operating perspective. Our core trucking business had top-line growth in October and November of 2% to 3%, but December saw a decline in year over year trucking revenue of 4.5%. The weakening economy, particularly the construction and automotive sectors had a negative effect on growth and profitability throughout the quarter and the year. In spite of the weakness in these sectors, trucking revenue in January was up 2.8% as compared with last year and driven by the impact of the Boasso and Brite Clean acquisitions, total revenue excluding fuel surcharge was up approximately 15% in January. Based on the start-up of new contracts in February and the closing of two small acquisitions we believe we will see further top-line revenue growth in our trucking business throughout the coming year. In addition, we are in the process of implementing a number of initiatives aimed at improving the operating ratio in our trucking business by gaining increased control over our network, improving the loaded miles ratio and reducing purchased transportation costs, with a target improvement of 200 basis points over the next 12 to 18 months. The closing of the Boasso acquisition in late December positions us to capitalize on a strong export market for chemicals and we believe Boasso will be an accretive transaction in 2008. Boasso revenues and profitability in January were well ahead of last year and exceeded our expectations. Furthermore, the recent reductions in interest rates and the recent refinancing of our senior credit facility should result in a significant decrease in our blended interest rate for 2008. Finally, last year was a very difficult year from an insurance expense perspective. Based on our current pool of claims, we believe our exposure to adverse development is markedly lower. Absent unforeseen circumstances we believe we are on the path to producing the results our shareholders deserve.”

Tim Page, Chief Financial Officer added, “We are in a difficult economic climate, but we continue to believe that the Company is much better positioned today than it was as we entered 2007. Over the course of the past two years we have spent a great deal of time, effort and capital converting underperforming affiliates. These actions were critical to protecting the revenue base of the Company; and most of that work is behind us. Unfortunately, these conversions have put pressure on our financial performance as it generally takes some time to stabilize the revenue base. Ultimately we expect this strategy to provide an enhanced growth platform and improved operating margins. We now have a solid base of affiliates who are strong business partners committed to growth. Consequently, we are now able to focus our energy on the productivity initiatives required to gain market share and unlock improved margins within our current revenue mix. In spite of the fact that we have converted a number of affiliates to company controlled terminals, we maintain our commitment to the asset-light, variable cost business model. While less than 50% of our trucking revenue now is affiliate based, well over 80% is still variable cost based because of our extensive use of owner operators.”

The Company currently has in excess of $50 million in availability under its senior facility.

The Company is participating in the BB&T Capital Markets 2008 Transportation Conference on Wednesday February 13, 2008 at 3:00 PM EST. Management will discuss the preliminary 2007 fourth quarter and full year results as well as provide information on the Company’s plans for the coming year. A live webcast of the Company’s presentation will be available at www.wsw.com/webcast/bbt11/qlty. An archive of the webcast will be available until March 12, 2008. Copies of this release, the BB&T conference presentation and other financial information about the Company may be accessed on the “QDI Main / News and Publications” and “Investors” sections of the Company’s website at www.qualitydistribution.com.

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiary, Quality Carriers, Inc., and through its affiliates and owner-operators, provides bulk transportation and related services. The Company also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

(1)	all fully diluted earnings or loss per share presented herein assume a normalized effective tax rate of 39% is applied to pre-tax income (loss).

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. This forward-looking information includes estimated financial information for the fourth quarter and full year 2007. Financial statements for these periods are not complete and have not been audited, and upon completion and, in the case of full year 2007 financial statements, audit, the financial information contained therein may differ materially due to information regarding operating results or financial condition that has not yet been compiled, year-end adjustments that have not yet been reflected, changes in management’s assumptions underlying reported information and changes in Company accounting policies. Without limitation, these risks and uncertainties include the Company’s substantial leverage; economic factors; downturns in customers’ business cycles or in the national economy; the cyclical nature of the transportation industry; claims exposure and insurance costs; adverse weather conditions; dependence on affiliates and owner-operators; changes in government regulation including transportation, environmental and anti-terrorism laws; the Company’s environmental remediation costs; fluctuations in fuel pricing or availability; increases in interest rates; changes in senior management; its ability to achieve projected operating objectives and debt reduction in 2007; its ability to successfully integrate acquired businesses or integrate affiliate businesses converted to Company-controlled operations; the loss of the Company’s ability to use net operating losses; and the Company’s ability to attract and retain qualified drivers. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and its quarterly reports on Form 10-Q, for the first, second, and third quarters of 2007 as well as other periodic reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

Reconciliation of EBITDA to Net Income (Loss)

(In millions)

Unaudited

EBITDA represents net income (loss) attributable to common shareholders before interest expense, provision (benefit) for taxes, and depreciation and amortization. We believe that financial information based on the United States Generally Accepted Accounting Principles (“GAAP”) for highly leveraged businesses, such as ours, should be supplemented by EBITDA so that investors better understand our financial information in connection with their analysis of our business. EBITDA is a component of the measure used by our management to facilitate internal comparisons to competitors’ results and the bulk transportation industry in general. This measure is especially important given the recent trends of increased merger and acquisition activity and financial restructurings within the industry, which has led to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Accordingly, EBITDA allows analysts, investors and other interested parties in the bulk transportation industry to facilitate company to company comparisons by eliminating some of the foregoing variations. Total EBITDA may not, however, be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. EBITDA is not a measure of financial performance or liquidity under GAAP. EBITDA should not be considered in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of our operating performance or liquidity.

	Three months ended December 31		Twelve months ended December 31
EBITDA Reconciliation	2007 Estimated	2006 As Reported	2007 Estimated	2006 As Reported

Net income (loss)	(10.0)	6.2	(6.2)	54.2

(Benefit) provision for income taxes	(5.5)	(5.0)	(3.5)	(36.0)
Interest expense	7.9	7.8	31.3	31.0
Interest Income	(0.2)	(0.2)	(0.8)	(1.6)
Interest Transaction Costs	2.0	—	2.0	—
Depreciation and amortization	4.4	4.1	17.0	15.7
	—	—	—	—

EBITDA	(1.4)	12.9	39.8	63.3

Addback (subtract) significant items:
Gains On Real Estate Sales	—	(4.3)	—	(4.5)
Adverse (Better) Insurance Claims Development	4.8	(0.7)	4.3	(3.6)
Non Operating Credits to Insurance Expense	—	(0.7)	—	(2.4)
Write Off Stock Offering Costs	—	1.0	—	1.0
Write Off Abandoned Acquisition & Recap Cost	1.6	—	1.6	—

Total significant items	6.4	(4.7)	5.8	(9.4)

ADJUSTED EBITDA	5.0	8.2	45.7	53.9

RECONCILIATION OF NET INCOME (LOSS) TO TAX EFFECTED NET INCOME (LOSS) AND

RECONCILIATION OF NET INCOME (LOSS) PER SHARE TO TAX EFFECTED NET INCOME (LOSS)

PER SHARE

For the Three Months and Year Ended December 31, 2007 and 2006

(In millions)

Unaudited

Tax Effected Net Income (Loss) and Tax Effected Net Income (Loss) Per Share (as defined) is presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. Management uses a 39% tax rate for calculating the provision (benefit) for income taxes to normalize the Company’s tax rate to that of comparable transportation companies and to compare Company periods with different effective tax rates. Tax Effected Net Income (Loss) and Tax Effected Net Income (Loss) Per Share are not a measure of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Tax Effected Net Income (Loss) and Tax Effected Net Income (Loss) Per Share should not be considered in isolation or as a substitute for the consolidated statements of operations and cash flow data prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

	Three months ended December 31		Twelve months ended December 31
	2007	2006	2007	2006
Net income (loss) reconciliation	Estimated	As Reported	Estimated	As Reported
Net income (loss)	(9.5)	6.2	(6.2)	54.2

Net income (loss) per common share:
Basic	$(0.49)	$0.33	$(0.32)	$2.87

Diluted	$(0.49)	$0.31	$(0.32)	$2.77

Adjustments to net income (loss):
(Benefit) provision for income taxes	(6.0)	(5.0)	(3.8)	(36.0)

Income (loss) before taxes	(15.5)	1.2	(10.0)	18.2

(Benefit) provision for income taxes @ 39%	(6.0)	0.5	(3.9)	7.1

Tax effected net income (loss)	(9.5)	0.7	(6.1)	11.1

Tax effected net income (loss) per common share:
Basic	$(0.49)	$0.04	$(0.32)	$0.59

Diluted	$(0.49)	$0.04	$(0.32)	$0.57

Weighted average number of shares:
Basic	19.3	18.9	19.4	18.9
Diluted	19.3	19.6	19.4	19.6

Selected Financial Information Quarter Ended 12/31/2007 and 12/31/2006

$ millions

Unaudited

	Quarter Ended 12/31/2007			Quarter Ended 12/31/2006
	Estimated	Tax Effected (1)	Adjusted & Tax Effected (1)	As Reported	Tax Effected (1)	Adjusted & Tax Effected (1)
Revenue Excluding Fuel Surcharge	159.0	159.0	159.0	152.4	152.4	152.4

Pre-Tax Income (Loss)	(15.5)	(15.5)	(7.1)	1.2	1.2	(3.5)

Tax	(5.5)	(6.0)	(2.8)	(5.0)	0.5	(1.4)

Net Income (Loss)	(10.0)	(9.5)	(4.3)	6.2	0.7	(2.1)

Net Income (Loss) Per Share	$(0.52)	$(0.49)	$(0.22)	$0.31	$0.04	$(0.11)

Fully Diluted shares	19.3	19.3	19.3	19.6	19.6	19.6

EBITDA	(1.4)	(1.4)	5.0	12.9	12.9	8.2

Addback (subtract) significant items EBITDA:
Gains On Real Estate Sales			—			(4.3)
Adverse (Better) Insurance Claims Development			4.8			(0.7)
Credits to Insurance Expense			—			(0.7)
Write Off Stock Offering Costs			—			1.0
Write Off Abandoned Acquisition & Recap Cost			1.6			—

Total significant items EBITDA			6.4			(4.7)

Write off deferred financing costs prior senior credit facility			1.2			—
Write off bridge loan commitment fees			0.8

Total significant items Pre-Tax Income			8.4			(4.7)

(1)	For comparative and illustrative purposes, the Company has assumed a normalized effective tax rate of 39% for both 2006 and 2007

Selected Financial Information Twelve Months Ended 12/31/2007 and 12/31/2006

$ millions

Unaudited

	12 Months Ended 12/31/2007			12 Months Ended 12/31/2006
	Estimated	Tax Effected (1)	Adjusted & Tax Effected (1)	As Reported	Tax Effected (1)	Adjusted & Tax Effected (1)
Revenue Excluding Fuel Surcharge	656.0	656.0	656.0	643.9	643.9	643.9

Income (loss) before taxes	(9.7)	(9.7)	(1.9)	18.2	18.2	8.8

Tax	(3.5)	(3.8)	(0.7)	(36.0)	7.1	3.4

Net Income (Loss)	(6.2)	(5.9)	(1.1)	54.2	11.1	5.3

Net Income (Loss) Per Share	$(0.32)	$(0.31)	$(0.06)	$2.77	$0.57	$0.27

Fully Diluted shares	19.4	19.4	19.4	19.6	19.6	19.6

EBITDA	39.8	39.8	45.7	63.3	63.3	53.9

Addback (subtract) significant items:
Gains On Real Estate Sales			—			(4.5)
Adverse (Better) Insurance Claims Development			4.3			(3.6)
Credits to Insurance Expense			—			(2.4)
Write Off Stock Offering Costs			—			1.0
Write Off Abandoned Acquisition & Recap Cost			1.6			—

Total significant items EBITDA			5.8			(9.4)

Write off deferred financing costs prior senior credit facility			1.2			—
Write off bridge loan commitment fees			0.8			—

Total significant items Pre-Tax Income			7.8			(9.4)

(1)	For comparative and illustrative purposes, the Company has assumed a normalized effective tax rate of 39% for both 2006 and 2007